Exhibit (h)(3)(ii)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
 AND FIDELITY DISTRIBUTORS COMPANY LLC

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 10th day of March, 2022 by and between FIDELITY DISTRIBUTORS COMPANY LLC, VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II AND VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V, and PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (the “Company,” and collectively, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into a certain Participation Agreement dated May 1, 2008, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.   Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II AND VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Colm Hogan

Name:  Colm Hogan

Title:  Assistant Treasurer

Date:  March 17, 2022

FIDELITY DISTRIBUTORS COMPANY LLC

By:  /s/ Robert Bachman

Name:  Robert Bachman

Title:  EVP

Date:  March 17, 2022

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:  /s/ Steve Cramer

Name:  Steve Cramer

Title:  Chief Product Officer, Retirement Division

Date:  March 10, 2022

Schedule A
Separate Accounts and Associated Contracts (PLAIC)
(February 15, 2022)

Name of Separate Account and Date Established by the Board of Directors	Contracts Funded by Separate Account and Policy Form Numbers

Variable Account A of Protective Life (12/01/1997)	Protective Elements Classic Variable Annuity NY
Protective Variable Annuity NY
ProtectiveAccess XL NY Variable Annuity
ProtectiveRewards NY Variable Annuity
ProtectiveRewards Elite NY Variable Annuity
Protective Variable Annuity NY B, C, & L Series
Protective Variable Annuity II B Series NY
Protective Investors Benefit Advisory Variable Annuity NY
Protective Aspirations NY Variable Annuity

PLAIC Variable Annuity Account S (07/22/2020)	Schwab Genesis Advisory NY Variable Annuity
Schwab Genesis Variable Annuity NY

Protective COLI VUL Separate Account (02/25/2020)	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL